                                                                     Exhibit 4.1


                           FORM OF STOCK CERTIFICATE



NUMBER                                                                    SHARES
________                                                                 _______


                        RADIATION THERAPY SERVICES, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA


COMMON STOCK                                                   CUSIP 750323 20 6
                                                                     -----------




THIS CERTIFIES THAT

Is the owner of

Fully Paid and Non-Assessable Shares of Common Stock, $.0001 par value, of Radiation Therapy Services, Inc., transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:



_________________________________________
Daniel E. Dosoretz, M.D., Chief Executive
Officer and President


_________________________________________
David Koeninger, Executive Vice President and Chief Financial Officer